                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report relating to the financial statements of Taiwan Semiconductor Manufacturing Company Limited and subsidiaries dated March 30, 2007 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the reconciliation to accounting principles generally accepted in the United States of America and the convenience translation of New Taiwan dollar amounts into U.S. dollar amounts) and our report on internal control over financial reporting dated March 30, 2007, appearing in the Annual Report on Form 20-F of Taiwan Semiconductor Manufacturing Company Limited and subsidiaries for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche
Deloitte & Touche
Taipei, Taiwan
The Republic of China

May 07, 2007